UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2003

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Centex Construction Products, Inc.
(Former name or former address if changed from last report)

     On July 22, 2003, Centex Construction Products, Inc. (the “Company”) filed a Current Report on Form 8-K, dated July 21, 2003, reporting that (i) Centex Corporation (“Centex”), ARG Merger Corporation, a wholly owned subsidiary of Centex, and the Company had entered into an Agreement and Plan of Merger (the “Merger Agreement”) and (ii) Centex and the Company had entered into a Distribution Agreement (the “Distribution Agreement”), in order to facilitate the distribution (the “Distribution”) by Centex of its entire equity interest in the Company to the holders of Centex’s common stock, par value $.25 per share, in a tax-free transaction. This Current Report on Form 8-K/A amends the previously filed Form 8-K as described below.

Item 5. Other Events and Regulation FD Disclosure.

     The Company is hereby filing as Exhibit 99.1 to this Form 8-K/A, a press release, dated January 30, 2004, announcing the completion of the Distribution by Centex on January 30, 2004 and the change of the Company's name to Eagle Materials Inc.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 30, 2004	EAGLE MATERIALS INC.

		By:	/s/ JAMES H. GRAASS

		Name: Title:	James H. Graass Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 30, 2004.